Bylaws
                                       of
                             American Alliance Corp.

                              ARTICLE I. DIRECTORS
                              --------------------

Section 1.  Function.  All  corporate  powers shall be exercised by or under the
---------------------
authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation. Residents of any state may be directors.

Section  2.  Compensation.  The  shareholders  shall have  authority  to fix the
--------------------------
compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in such capacity without compensation.

Section 3.  Presumption of Assent. A director who is present at a meeting of the
----------
Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4. Number.  The  Corporation  shall have at least the minimum  number of
-----------------
directors required by 1aw. The number of directors may be increased or decreased from time to time by the Board of Directors.

Section 5.  Election  and Term.  At each  annual  meeting of  shareholders,  the
------------------------------
shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including
--------------------
a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7. Removal of Directors.  At a meeting of shareholders,  any director or
-------------------------------
the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes case against removal.

Section 8. Quorum and Voting.  A majority  of the number of  directors  fixed by
-----------------------------
these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Executive and Other Committees. The Board of Directors, by resolution
-----------------------------------------
adopted by a majority of the full Board of Directors, may designate from among its members one or more committees of each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

Section  10.  Place of Meeting.  Regular  and  special  meetings of the Board of
------------------------------
Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11. Time, Notice and Call of Meetings.  Regular meetings of the Board of
---------------------------------------------
Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of the business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened. Neither the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice of waiver of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12. Action By Written  Consent.  Any action  required or permitted to be
--------------------------------------
taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS
                      ------------------------------------

Section 1.  Annual  Meeting.  The  annual  meeting  of the  shareholders  of the
---------------------------
corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section 2. Special Meeting.  Special meetings of the shareholders  shall be held
--------------------------
when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders' meeting.

Section 3. Place.  Meetings of the  shareholders  will be held at the  principal
----------------
place of business of the Corporation or at such other place as is designated by the Board of Directors.

Section 4. Notice.  A written  notice of each meeting of  shareholders  shall be
-----------------
mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section 5.  Shareholder  Quorum.  A majority  of the  shares  entitled  to vote,
--------------------------------
represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a
-----------------------------
majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders, meeting upon the request of any shareholder.

Section  7.  Proxies.  A  shareholder   entitled  to  vote  at  any  meeting  of
--------------------
shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8. Validation. If shareholders who hold a majority of the voting stock ---------------------- entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section  9.  Conduct  of  Business  By  Written  Consent.   Any  action  of  the
--------------------------------------------------------
shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters, rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

                              ARTICLE III. OFFICERS
                              ---------------------

Section 1. Officers;  Election;  Resignation;  Vacancies.  The Corporation shall
--------------------------------------------------------
have the officers and assistant officers that the Board of Directors appoint from time to time. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices.

Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2. Powers and Duties of Officers.  The officers of the Corporation shall
----------------------------------------
have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3. Removal of  Officers.  An officer or agent or member of a committee
-------------------------------
elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an of f icer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

Section 4. Salaries.  The Board of Directors may cause the  Corporation to enter
-------------------
into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 5. Bank  Accounts.  The  Corporation  shall have accounts with financial
-------------------------
institutions as determined by the Board of Directors.


                            ARTICLE IV. DISTRIBUTIONS
                            -------------------------

         The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation's assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.

                            ARTICLE IV. DISTRIBUTIONS
                            -------------------------

Section 1.  Corporate  Records.  The  corporation  shall maintain its records in
------------------------------
written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

         The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

Section 2. Shareholders' Inspection Rights. A shareholder is entitled to inspect
------------------------------------------
and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders I list described in this Article if the shareholder is in litigation with the

Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

         The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3. Financial Statements for Shareholders.  Unless modified by resolution
------------------------------------------------
of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

         If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4. Other Reports to  Shareholders.  If the  Corporation  indemnifies  or
-----------------------------------------
advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders, meeting.


                         ARTICLE VI. STOCK CERTIFICATES
                         ------------------------------

Section 1.  Issuance.  The Board of Directors may authorize the issuance of some
--------------------
or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer). The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2. Registered Shareholders. No certificate shall be issued for any share
----------------------------------
until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfer of Shares. Shares of the Corporation shall be transferred on
-----------------------------
its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney- in- fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4. Lost, Stolen or Destroyed  Certificates.  If a shareholder  claims to
--------------------------------------------------
have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.


                          ARTICLE VII. INDEMNIFICATION
                          ----------------------------

Section 1. Right to  Indemnification.  The Corporation  hereby  indemnifies each
------------------------------------
person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances.  Costs,  charges and expenses (including  attorneys,  fees)
-------------------
incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3. Savings Clause. If this Article or any portion of it is invalidated -------------------------- on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

                             ARTICLE VIII. AMENDMENT
                             -----------------------

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

         I certify that these are the Bylaws adopted by the Board of Directors of the Corporation.



                                                                /s/ Kundan Rayat
                                                                ----------------
                                                                       Secretary

                                                             Date: June 11, 1997

                                     BYLAWS
                                       OF
                               FAR WEST GOLD, INC.


                                TABLE OF CONTENTS

                                                                                                          PAGE

Article I.                 Office                                                                         1

Article II.                Shareholders' Meeting

         Section 2.1       Annual Meetings                                                                1
         Section 2.2      Special Meetings                                                                2
         Section 2.3      Notice of Shareholders' Meeting                                                 2
         Section 2.4      Waiver of Notice                                                                2
         Section 2.5      Place of Meeting                                                                2
         Section 2.6      Closing of Transfer Books or Filing Record Date                                 3
         Section 2.7      Quorum of Shareholders                                                          4
         Section 2.8      Voting Lists                                                                    4
         Section 2.9      Voting                                                                          4
         Section 2.10      Proxies                                                                        5
         Section 2.11       Informal Action by Shareholders                                               5

Article III.               Board of Directors

        Section 3.1          General Powers                                                               5
        Section 3.2        Number, Tenure and Qualifications                                              5
        Section 3.3          Election of Board of Directors                                               5
        Section 3.4          Regular Meetings                                                             5
        Section 3.5          Special Meetings                                                             6
        Section 3.6          Waiver of Notice                                                             6
        Section 3.7          Quorum                                                                       6
        Section 3.8          Manner of Acting                                                             6
        Section 3.9          Powers of Directors                                                          7
        Section 3.10        Vacancies                                                                     7
        Section 3.11        Removals                                                                      8
        Section 3.12        Resignations                                                                  8
        Section 3.13        Compensation                                                                  8
        Section 3.15        Emergency Power                                                               9
        Section 3.16        Chairman                                                                      9


Article IV.                Officers
         Section 4.1       Number                                                                         9
         Section 4.2         Election and Term of Office                                                  9
         Section 4.3         Resignations                                                                 10
         Section 4.4         Removal
        Section 4.5        Vacancies                                                                      10
        Section 4.6          President                                                                    10
        Section 4.7          Vice President                                                               11
        Section 4.8          Secretary                                                                    11
        Section 4.9        Treasurer                                                                      11
        Section 4.10       General Manager                                                                12
        Section 4.11        Other Officers                                                                13
        Section 4.12        Salaries                                                                      13
        Section 4.13        Surety Bonds                                                                  13

Article V.                 Committees

        Section 5.1        Executive Committee                                                            13
        Section 5.2        Other Committees                                                               14

Article VI.                Contracts, Loans, Deposits and Checks

         Section 6.1         Contracts                                                                    14
         Section 6.2       Loans                                                                          14
         Section 6.3         Deposits                                                                     14
         Section 6.4         Checks and Drafts                                                            14
         Section 6.5         Bonds and Debentures                                                         15

Article VII.               Capital Stock

         Section 7.1       Certificate of Share                                                           15
         Section 7.2       Transfer of Shares                                                             16
         Section 7.3         Transfer Agent and Registrar                                                 16
         Section 7.4       Lost or Destroyed Certificates                                                 16
         Section 7.5         Consideration for Shares                                                     17
         Section 7.6       Registered Shareholders                                                        17

Article VIII.               Indemnification

        Section 8.1                 Indemnif ication                                                               17
        Section 8.2                 Other Indemnification                                                          18
        Section 8.3        Insurance                                                                      18
        Section 8.4        Settlement by Corporation                                                      19

Article IX                 Amendments                                                                     19

Article X                  Fiscal Year                                                                    19

Article XI                 Dividends                                                                      19

Article XII                Corporate Seal                                                                 20


                                     BYLAWS
                                       OF
                               FAR WEST GOLD, INC.

                                    ARTICLE I


Section 1.1 Office. The principal office of the Corporation in the State of Utah shall be located at #10 Exchange Place, Suite 304, Salt Lake City, Utah 84111. The Corporation may maintain such other offices, within or without the State of Utah, as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors.

                                ARTICLE II
                          SHAREHOLDERS' MEETING

          Section 2.1 Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Utah as shall be set forth in compliance with these Bylaws. The meeting shall be held on the 2nd Friday of the month of May of each year beginning with the year 1984 at 10:00 a.m. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before it.
            In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. If the election of directors shall not be held on the date designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as may conveniently be called. Such subsequent meetings shall be called in the same manner as is provided for the annual meeting of shareholders.
                Section 2.2 Special Meetings, Special meetings of shareholders, other than those regulated by statute, may be called at any time by the President, or by a majority of the directors, and must be called by the President upon written request of the holders of not less than 10% of the issued and outstanding shares entitled to vote at such special meeting.
            Section 2.3 Notice of Shareholders' Meetings. The President, Vice President or Secretary shall give written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, which shall be delivered not less than ten nor more than fifty days before the day of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.
            Any meeting of which all shareholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.

     Section 2.4 Waiver of Notice. Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation, or by any of the Corporation Laws of the State of

Utah, a shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.
           Section 2.5 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation.
            Section 2.6 Closing of Transfer Books or Fixing Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any ot her proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a period not to exceed in any case 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding the date determined to be the date of record. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be deemed the date of record for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
             Section 2.7 Quorum of Shareholders. Except as herein provided and as otherwise provided by law, at any meetng of shareholders a majority in interest of all the Type A shares issued and outstanding represented by shareholders of record in person or by proxy shall constitute a quorum, but a less interest may adjourn any meeting and the meeting may be held as adjourned without further notice; provided, however, that directors shall not be elected at the meeting so adjourned. When a quorum is present at any meeting, a majority in interest of the shares represented thereat shall decide any question brought before such meeting, unless the question is one upon which the express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.
             Section 2.8 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting. The original stock transfer books shall be primafacie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

            Section 2.9 Voting. A holder of an outstanding share entitled to vote at a meeting may vote at each meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
            Section 2.10 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholderr or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
            Section 2.11 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                ARTICLE III
                           BOARD OF DIRECTORS

             Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper.
            Section 3.2 Number, Tenure and Qualifications. The number of directors for the Board of Directors of the Corporation shall be not less than three nor more than ten. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.
            Section 3.3 Election of Board of Directors. The Board of Directors shall be chosen by ballot at the annual meeting of shareholders or at any meeting held in place thereof as provided by law.
         Section 3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than this resolution.
            Section 3.5 Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or by one-third of the directors. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each director.
             Section 3.6 Waiver of Notice. Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation of the Corporation, or by any of the Corporation Laws of the State of Utah, a director may waive the notice of meeting by attendance in person at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.

     Section 3.7 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.
            Section 3.8 Manner of Acting. At all meetings of the Board of Directors, each director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors. The directors may conduct a meeting by means of a conference telephone or any similar communication equipment by which all persons participating in the meeting can hear each other.
           Section 3.9 Powers of Directors. The Board of Directors shall have the responsibility for the entire management of the businesss of the Corporation. In the management and control of the property, business and affairs of the Corporation the Board of Directors is hereby vested with all of the powers possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Utah and with the Articles of Incorporation or with these Bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits and surplus, respectively, and what amounts shall be reserved for working capital and for any other purpose and what amounts shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.
            Section 3.10 Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting.
            Any vacancy occuring in the Boardof Directors may be filled by an affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law or the Articles of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at the annual meeting or at a special meeting of shareholders called for that purpose.
            Section 3.11 Removals. Directors may be removed at any time, at a meeting called expressly for that purpose by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote. Such vacancy shall be filled by the directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
            Section 3.12 Resignations. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Such resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall upon the tenth day be deemed accepted.
            Section 3.13 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
            Section 3.14 Compensation. By resolution of the Board of Directors, the directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
            Section 3.15 Emergency Power. When, due to a national disaster or death, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the Board of Directors shall 'have all the powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors can attend or vacancies can be filled pursuant to these Bylaws.
            Section 3.16 Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                                ARTICLE IV
                                 OFFICERS

        Section 4.1 Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers may or may not be directors or shareholders of the Corporation.
            Section 4.2 Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
            Section 4.3 Resignation. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
            Section 4.4 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question if he is also a director.

     Section 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.
           Section 4.6 President. The President shall be the chief executive and administrative officer of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers. He may appoint officers, agents or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, certificates of stock, contracts, bonds, deeds, mortgages and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.
             Section 4.7 Vice President. The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the board or the President shall perform the duties and exercise the powers of the President. In the event there is more than one Vice President and the Board of Directors has not designated which Vice President is to act as President, then the Vice President who was elected first shall act as President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.
           Section 4.8 Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of the meetings of shareholders, of the Board of Directors and of any committee appointed by the board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President or Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.
             Section 4.9 Treasurer. The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promisssory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.
           Section 4.10 General Manager. The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or directors of the Corporation. If employed by the Board of Directors he shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the

Corporation and general supervision over its employees and agents. He shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or the executive committee, he shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. He shall make a quarterly report to the President and directors, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.
                Section 4.11 Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.
             Section 4.12 Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.
             Section 4.13 Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

                                ARTICLE V
                                COMMITTEES

        Section 5.1 Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than seven members, one of whom shall be the President, and shall designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.
            Section 5.2 Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

                                ARTICLE VI
                  CONTRACTS, LOANS, DEPOSITS AND CHECKS

     Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
            Section 6.2 Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.
            Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.
            Section 6.4 Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such a manner as the Board of Directors from time to time may determine.
         Section 6.5 Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement which security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the
Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.


                                   ARTICLE VII

                                  CAPITAL STOCK

         Section 7.1 Certificate of Share. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice President, and by the Secretary, or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile.
 The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
            Section 7.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
            Section 7.3 Transfer Agent and Registrar. The Board of Directors shall. have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.
            Section 7.4 Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representatives to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.
            Section 7.5 Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.
            Section 7.6 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time may confer like powers upon any other person or persons.

                               ARTICLE VIII
                             INDEMNIFICATION

        Section 8.1 Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Utah Corporation Laws; provided, however that no such person shall be indemnified against,


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or be  reimbursed  for,  any expense  incurred in  connection  with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfuly be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.
            Section  8.2  Other  Indemnification.   The  indemnification  herein
provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.
            Section 8.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article 8 or the laws of the State of Utah.
            Section 8.4 Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                                ARTICLE IX
                               AMENDMENTS

        These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meetings, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote.

                                ARTICLE X
                               FISCAL YEAR

        The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.




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                                     ARTICLE  XI
                                     DIVIDENDS

     The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the unreserved and unrestricted earned surplus of the Corporation except the directors may declare dividends in accordance with the laws of the State of Utah.

                               ARTICLE XII
                             CORPORATE SEAL

        The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation.
          Adopted by resolution of the Board of Directors the ,_____day of__________19__.




                                                 -------------------------------
                                                                       Secretary

                             ARTICLES OF INCORPORATION
                                         of
                                FAR WEST GOLD, INC.

         We, the undersigned natural persons, bona fide residents of Utah, over the age of twenty-one years, associated to establish a corporation for the business purposes hereinafter stated, do hereby act as incorporators of a corporation pursuant to the Utah Business Corporation Act, and we do adopt and declare the following as Articles of Incorporation for the same:

                       ARTICLE I

         The name of the corporation is: FAR WEST GOLD, INC.

                       ARTICLE II

         The initial registered agent and the registered office I are:

         Registered Agent:                 Arthur Blake Thomas

         Registered office:                10 Exchange Place, Room 304
                                           Salt Lake City, Utah 84111

                                    ARTICLE III The duration of this corporation
                   is perpetual.

                       ARTICLE IV

         The powers of this corporation shall be those enumerated, granted and specified in the Utah Business Corporation Act, or implied therefrom; and any and all powers necessary or convenient to effect any or all of the purposes for which the corporation is organized.

                       ARTICLE V

         The purposes for which this corporation is organized are:

          Section 1. To generally engage in hard-rock mining, uranium, coal and/or the oil and gas business for a profit; to engage in, conduct ventures in, perform contracts and have dealings in all kinds of mineral operations, exploration, geologic and engineering activities, drilling, recovery, refining and marketing; and to have dealings in other various interests, investments, rights and royalties related to mining and minerals.

     Section 2. To acquire and deal in inventions, appli- ances, products and ideas. To develop, lease, option, franchise, assemble, manufacture and market. To conduct joint operations, ventures and partnerships.

         Section 3. To buy, sell, hold and deal in non-mineral real property, particularly undeveloped acreage, and to improve and develop the same.

         Section 4. To engage in any and all other lawful business endeavor.

                       ARTICLE VI

         The aggregate number of shares which this corporation shall have the authority to issue shall be fifty million shares, with a par value of one mill per share; total capital value equating to $50,000.00.

                       ARTICLE VII

         There shall be but one class of stock, namely common stock. Each share shall be entitled to one vote in share- holder meetings and cumulative voting is denied. All shares shall be non-assessable with equal rights and privileges. Shareholder pre-emptive rights are not accorded shareholders.

                       ARTICLE VIII

         The Board of Directors shall consist of no less than one nor more than five. The initial Board shall be three Directors, as follows:

    Arthur Blake Thomas                     1108 East 2700 South, #B-14
                                            Salt Lake City, Utah 84106
    Rudolph M. Miller                       1982 Roberta Street
                                            Salt Lake City, Utah 84115
    Clinton D. Shurtleff                    2590 Elizabeth Street, #2
                                            Salt Lake City, Utah 34106

                      ARTICLE IX

         This corporation shall not commence business until consideration of at least One Thousand Dollars ($1t000.00) has been paid in to the corporation for the issuance of shares. How- ever, this requirement shall not preclude transactions or the incurring of indebtedness which is incidental to its organization or to the obtaining of subscriptions to or payment for its shares by the founding group or individuals.

                      ARTICLE XI

         The following provisions shall govern shareholder meetings:

         Section 1. An annual meeting of the shareholders shall be held at time and place within or without the State of Utah, and in further manner as may be provided in bylaws or other action of the Board of Directors. Failure to hold an annual meeting shall not work a forfeiture or dissolution of the corporation.

         Section 2. Thirty percent (30%) of the shares of common stock entitled to vote shall be necessary to constitute a quorum of shareholders. Affirmative vote of the majority of shares represented shall be the act of the shareholders, at any annual or special meeting -- unless a greater approval is required by law concerning a specific subject matter or proposition.

         Section 3. Special meetings of the shareholders may be called by the Board, the Chairman of the Board, the President, or the holders of not less than ten percent (10%) of the shares outstanding.

                         ARTICLE XII

         Other provisions regulating the internal affairs of this corporation are:

         Section 1. Board of Directors. The business and affairs of the corporation shall be managed by its board of directors. A director need not be a shareholder. Directors' terms shall continue until proper stockholder meeting is called and successors are elected and quality. A majority of the Board is necessary to constitute a quorum. Board meetings may be held within or without the state. Unless otherwise later required by bylaws, neither the purpose nor the business to be trans- acted at any regular or special Board meeting, need be specified in the notice of meeting or waiver thereunto appertaining.
             Section 2. Officers. Corporate officers shall include a pres ident, a vice-president, a secretary and a treasurer. The positions of president and treasurer may, by the Directors, be at any time combined in one person. officers shall be elected by the Board in meeting immediately following annual shareholder meeting, for each year-to-year period (unless re- placed or removed by the Board, with officer tenure being at the ultimate discretion of the Board). Duties of the officers are those usually and normally incumbent upon holders of office of that title, subject to specific direction of the Board of Directors and as provided in bylaws. The president shall be the principal executive officer to put into effect the decisions of the Board of Directors, and he shall supervise and control the business and affairs of the corporation subject to the Board decisions, and shall preside at meetings of the shareholders and directors. The vice-president shall perform the duties of the president when the president is absent or unable to act. The secretary shall keep minutes of meetings and have general charge of the stock records of the corporation

     Section 3. Fiscal Year. Until changed by the Board of Directors, the fiscal period shall end each year on the anniversary date (month and year) of incorporation in Utah. Section 4. Bylaws. The affairs of this corporation shall be governed by these articles until bylaws are adopted and thereafter shall be governed by these articles and the bylaws. The Board shall have the power to adopt bylaws and to amend same at any regular or special board meeting. Section
5. The Board of Directors may authorize any officer or agent to enter into any contract or to execute any instrument for the corporation. Such authority may be general or be confined to specific instances. Section 6. Action Without Meeting. Any action required or permitted to be taken by the

Board of Directors or the shareholders at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors or shareholders, as the case may be.
             Section 7. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under provisions of these Articles, bylaws or the Utah Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                      ARTICLE XIII

         No contract or other transaction between this corporation and any other corporation or entity shall be affected or invalidated solely by the fact that any director or officer of this corporation is interested in, or is a director or officer of such other corporation or entity -- provided that the extent of the interest and connection of such director or officer shall have been fully or satisfactorily disclosed to this corporation Board of Directors, and no Board member dis- approves of such contract or transaction under the circumstances disclosed.


         IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators of FAR WEST GOLD, INC., hereby certify that the facts hereinabove stated are truly set forth and constitute our desire, and we do now accordingly hereunto set our hands to same on this 13th day of July, 1983, at Salt Lake City, Utah.

                                                   -----------------------------
                                                             Arthur Blake Thomas
                                        Residing at: 1180 East 2700 South, #B-14
                                                      Salt Lake City, Utah 84106


                                                          ----------------------
                                                                Rudolph M Miller
                                               Residing at: 1982 Roberta  Street
                                                      Salt Lake City, Utah 84115

                                                          ----------------------
                                                            Clinton D. Shurtleff
                                              Residing at: 2590 Elizabeth Street
                                                      Salt Lake City, Utah 84106

    STATE OF UTAH  ) ss.

    County of Salt Lake )

         BE IT KNOWN AND REMEMBERED, that personally appeared before me,__________________, a Notary Public in and for said County and State afiresaid, ARTHUR BLAKE THOMAS, RUDOLPH M. MILLER and CLINTON D. SHURTLEFF, personally known to me to be the same and being the incorporators and all of same who signed the foregoing Articles of Incorporation; and I having made known to them and each of them the contents of said Articles, they did under oath severally acknowledge their signatures as their free act and deed and that the facts are truly set forth therein.


         Given under my hand and seal of office this 13th day of July, 1983, at Salt Lake City, Utah.

                                                        ------------------------
                                                                   Notary Public
My Commission Expires:                                             Residing at :

-------------------